UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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Extra Space Storage Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXTRA SPACE STORAGE INC.
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121

April 18, 2007

Dear Fellow Stockholder:

I am pleased to invite you to the 2007 Annual Meeting of Stockholders of Extra Space Storage Inc., which will be held on Wednesday, May 23, 2007, at 11:00 a.m. Mountain Daylight Time at the Grand America Hotel in Salt Lake City, Utah.

You will find more information about the meeting in the attached notice and proxy statement.

We encourage you to vote so that your shares will be represented at the meeting. Information on how you may vote your shares appears on the enclosed proxy card.

Sincerely,

Kenneth M. Woolley
Chairman of the Board and Chief Executive Officer

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

Time:	11:00 a.m., Mountain Daylight Time, Wednesday, May 23, 2007
Place:	Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111
Record Date:	Stockholders at the close of business on March 31, 2007 are entitled to vote
Matters to be voted upon:	• Election of seven members of the board of directors for terms expiring at the 2008 annual meeting of stockholders or when their successors are duly elected and qualify;
• Ratification of the engagement of Ernst & Young LLP as the Company’s independent public accountant’s for 2007; and
• Any other business properly brought before the meeting and any adjournments or postponement thereof.

Whether you expect to attend the annual meeting, to ensure your representation, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. You may still vote in person if you attend the annual meeting. If you attend the meeting, you may continue to have your shares of common stock voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares of common stock in person.

This notice of meeting and accompanying proxy statement are first being sent to our stockholders on or about April 18, 2007.

Charles L. Allen
Secretary
Salt Lake City, Utah
April 18, 2007

i

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

to be held 11:00 a.m., Mountain Daylight Time, May 23, 2007
at the Grand America Hotel, 555 South Main Street, Salt Lake City, Utah 84111

We are furnishing this proxy statement to our stockholders in connection with the 2007 annual meeting of stockholders.

Our board of directors is soliciting proxies of our stockholders to vote their shares at the annual meeting. These proxy materials have been prepared by our management for the board of directors. This proxy statement and the accompanying form of proxy are first being sent to our stockholders on or about April 18, 2007.

VOTING

Voting Shares at the Annual Meeting

A stockholder is entitled to vote at the annual meeting if our records show that the stockholder was a stockholder of record as of the close of business on March 31, 2007, the date our board of directors has selected as the record date for this meeting. At that time, a total of 64,274,353 shares of our common stock were outstanding and entitled to vote. Each share of our common stock has one vote. Proxy cards accompanying this proxy statement show the number of shares that each stockholder of record is entitled to vote.

Stockholders at the annual meeting will consider the election of directors and the other items listed on the notice of meeting. They may vote in favor of some or all of the nominees for director or may withhold their votes from some or all of the nominees. For all other proposals, they may vote for or against, or they may abstain from voting.

Stockholders may vote in person at the annual meeting, or they may grant a proxy by marking, signing, dating, and returning the proxy cards in the postage paid envelopes provided.

Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card, signed by the stockholder of record, will vote as recommended by our board of directors on any matter for which a stockholder has not given instructions. The board of directors’ recommendations appear on page 2.

Revoking a Proxy

Stockholders of record may revoke their proxy and change their votes any time before their votes are cast by:

•       giving written notice of revocation to our Corporate Secretary at our address prior to the annual meeting,

•       signing and forwarding to us a later dated proxy, or

•       attending the annual meeting and voting their common stock in person.

Quorums and Vote Counting

The annual meeting requires a quorum, which means that a majority of the shares issued and outstanding at the record date are represented at the meeting. If a stockholder grants a proxy or attends the meeting in person, that stockholder’s shares will be counted to determine whether a quorum is present, even if the stockholder abstains from voting on some or all matters introduced at the meeting. “Broker nonvotes” (as described below) also count for quorum purposes.

If shares are held through a broker, bank or other nominee, generally the nominee may vote the shares it holds for the stockholder in accordance with the stockholder’s instructions. However, if the nominee has not received instructions within ten days of the meeting, the nominee may vote in its discretion only on matters that the New York Stock Exchange (the “NYSE”) determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a “broker nonvote” on that matter.

The seven nominees for director who receive the highest vote totals will be elected as directors. All other matters must be approved by a majority of the votes cast by stockholders who are present or represented and entitled to vote at the annual meeting. Abstentions and broker nonvotes are counted as present and entitled to vote, but they are not counted as votes for or against any proposal and therefore have no effect on the outcome of the election of directors or the proposal to ratify our Audit Committee’s selection of our independent registered public accounting firm for 2007.

American Stock Transfer & Trust Company, our transfer agent and registrar, will assist in the distribution of proxy materials and tabulation of votes.

Costs of Soliciting Proxies

We are paying the costs of soliciting proxies. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, facsimile, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the Securities and Exchange Commission (the “SEC”) and the NYSE.

Recommendations of the Board of Directors

FOR the election of the following persons to the board of directors to serve until the 2008 annual meeting and until their successors are duly elected and qualify:

Kenneth M. Woolley
Anthony Fanticola
Hugh W. Horne
Spencer F. Kirk

Joseph D. Margolis
Roger B. Porter
K. Fred Skousen

FOR the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned by each person known to us as having beneficial ownership of more than five percent of our common stock. The number of shares is as of the close of business on February 15, 2007.

Name	Number of Shares Owned	Percent of Class
Cohen & Steers Capital Management Inc. 280 Park Avenue 10th Floor New York, NY 10017	7,490,000	11.66%
Security Capital Research & Management, Inc. 10 South Dearborn Street Suite 1400 Chicago, IL 60603-2300	6,835,000	10.64%
ING Clarion Real Estate Securities 259 North Radnor-Chester Road Suite 205 Radnor, Pennsylvania 19087	5,200,000	8.09%
Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355-2331	3,750,000	5.84%
RREEF Real Estate Securities Advisors, L.P. 875 N. Michigan Avenue 41st Floor Chicago, IL 60611	3,600,000	5.60%

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

Nominees for Directors

The following table sets forth the name, age and the position(s) with us, if any, currently held by each person nominated as a director:

Name	Age	Title
Kenneth M. Woolley	60	Chairman and Chief Executive Officer
Anthony Fanticola(2)	64	Director
Hugh W. Horne	62	Director
Spencer F. Kirk	45	Director
Joseph D. Margolis(1)	46	Director
Roger B. Porter(1)(2)	60	Director
K. Fred Skousen(1)(2)	64	Director

(1)          Member of Audit Committee

(2)          Member of Compensation, Nominating and Corporate Governance Committee

Kenneth M. Woolley, Chairman and Chief Executive Officer, is a founder of our Company and has served as our Chairman and Chief Executive Officer since its inception, and was formerly Chief Executive Officer of the Company’s predecessor. He directs all strategic planning and oversees the development and acquisition activities for the Company. Mr. Woolley has been involved in the self-storage industry since 1977. He has been directly responsible for developing over 160 properties and acquiring over 600 self-storage properties throughout the United States. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998, he was an Associate Professor, and later an Adjunct Associate Professor, of Business Administration at Brigham Young University where he taught undergraduate and MBA classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 7,000 apartment units, and has been the founder of several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley holds a B.A. in physics from Brigham Young University and an M.B.A. and Ph.D. in business administration from Stanford Graduate School of Business.

Anthony Fanticola, Member of the Compensation, Nominating and Governance Committee. Anthony Fanticola currently manages his personal portfolio. He formerly served as the owner, Chairman and Chief Executive Officer of A. Fanticola Companies, Inc., Oil Express, Inc. and Lube Pit, Inc. (parent companies of 90 Jiffy Lube stores located in Southern California, Seattle/Tacoma, Washington and Tucson, Arizona). Prior to his involvement with Oil Express, Inc. and Lube Pit, Inc., Mr. Fanticola owned and operated a variety of privately owned businesses and served as Vice President of Vons Food and Drug where he was responsible for overseeing approximately $800 million in sales. He has been a member of our board of directors since August 2004.

Hugh W. Horne has served as President and Chief Executive Officer of Storageworld, L.P. and Storage Spot, Inc. since 1998. For 25 years, Mr. Horne was employed by Public Storage, Inc. where he served in a number of capacities. His primary responsibility was that of President of the Real Estate Development Group responsible for all aspects of development of approximately 750 self-storage properties totaling 45 million square feet, the development of approximately 100 commercial properties totaling six million square feet, and the acquisition of approximately 450 existing self-storage properties totaling 27 million square feet. At Public Storage, Mr. Horne also served as Corporate Secretary and as Vice President of Public Storage Management, Inc., its property management subsidiary. Mr. Horne holds a B.S. in business from Eastern New Mexico University. He has been a member of our board of directors since August 2004.

Spencer F. Kirk served as Executive Vice President of the Company’s predecessor. He joined the Company’s predecessor in June of 1998. Prior to that time, he co-founded and served as Chairman and Chief Executive Officer of Megahertz Corporation. Mr. Kirk holds a B.A. in finance and an M.B.A. from the University of Utah. He has been a member of our board of directors since August 2004.

Joseph D. Margolis, Member of the Audit Committee. Joseph D. Margolis is a co-founding partner of Arsenal Real Estate Funds, a private real estate investment manager. Prior to forming Arsenal, Mr. Margolis held senior positions for twelve years at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel, and also served on the management and investment committees. Mr. Margolis is a graduate of Harvard College and Columbia University School of Law. He has been a member of our board of directors since February 2005.

Roger B. Porter, Lead Independent Director, Chairman of the Compensation, Nominating and Governance Committee and a member of the Audit Committee. Roger B. Porter is the IBM Professor of Business and Government and the Master of Dunster House at Harvard University. He also is a Senior Scholar at the Woodrow Wilson International Center for Scholars. Mr. Porter served for more than a decade in various senior economic policy positions in the Ford, Reagan and George H.W. Bush White Houses. Under President George H.W. Bush, Mr. Porter served as Assistant to the President for Economic and Domestic Policy from 1989 to 1993. Mr. Porter is a director of Tenneco, Inc., Pactiv

Corporation, Zions Bancorporation and Packaging Corporation of America. Mr. Porter holds a B.A. from Brigham Young University and was selected as a Rhodes Scholar and Woodrow Wilson Fellow, receiving his B.Phil. from Oxford University. He received his M.A. and Ph.D. from Harvard University. He has been a member of our board of directors since August 2004.

K. Fred Skousen, Chairman of the Audit Committee and a member of the Compensation, Nominating and Governance Committee. K. Fred Skousen serves as Advancement Vice President at Brigham Young University. Previously, he was Dean of the Marriott School of Management and Director of the School of Accountancy at Brigham Young University. Mr. Skousen has been a consultant to the Financial Executive Research Foundation, the Controller General of the United States, the Federal Trade Commission and several large companies. Mr. Skousen currently serves on the audit committee and board of directors of Beneficial Financial Group in addition to the Company. Mr. Skousen has been a visiting professor at the University of California, Berkeley, and the University of Missouri, as well as a faculty resident on the staff of the SEC and a faculty fellow at Price Waterhouse and Co. He served as Director of Research and a member of the Executive Committee of the American Accounting Association, is a former member of the American Institute of CPAs and is past-president of the Utah Association of CPAs. Mr. Skousen earned a B.A. from Brigham Young University and an M.A. and Ph.D. from the University of Illinois. He has been a member of our board of directors since August 2004.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines titled “Corporate Governance Guidelines” which are available at www.extraspace.com under Investor Relations—Corporate Governance. These principles were adopted by the board of directors to help ensure that the board of directors is independent from management, that the board of directors adequately performs its function as the overseer of management and that the interests of the board of directors and management align with the interests of the stockholders.

Director Independence

In accordance with the NYSE rules, the board of directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the rules as listed on the NYSE website. We have not adopted any additional standards for independence outside those listed by the NYSE.  The listing requirements of the NYSE require that a majority of the members of a listed company’s board of directors and that all members of its audit committee and compensation, nominating and governance committee be independent. Based on these standards, the board  of directors has determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and stockholder of the Company:

Anthony Fanticola
Joseph D. Margolis
Roger B. Porter
K. Fred Skousen

Nomination for Directors

The Compensation, Nominating and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the board of directors for nomination. Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the committee to assess his or her qualifications. Nominations must be addressed to the Company’s Corporate Secretary at the following address:

Extra Space Storage Inc., Attn: Corporate Secretary
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah  84121

Qualifications

The board of directors has developed criteria that are designed to describe the qualities and characteristics desirable for the board of directors as a whole.

The criteria are reviewed annually by the Compensation, Nominating and Governance Committee and the board of directors. In general, they require that each director:

•       is committed to enhancing long-term stockholder value and possesses a high level of personal and professional ethics;

•       has sound business judgment and integrity;

•       has financial literacy or other business or professional experience relevant to understanding our business;

•       has the ability to think and act independently; and

•       has demonstrated the capacity to work constructively with others.

Further, it is important for the board of directors as a whole to operate in an atmosphere where the chemistry between and among members is a key element.

Communications with the Board and its Committees

Any stockholder may communicate with the board of directors by directing correspondence to the board of directors, any of its committees, or one or more of its individual members, in care of the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 or under “Stockholder Communication Policy” at www.extraspace.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics (the “Code”) outlines the principles of conduct and ethics to be followed by our employees, officers and directors, including our principal executive officer, financial officer and accounting officer. The purpose of the Code is to:

•       promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•       promote avoidance of conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

•       promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by the Company;

•       promote compliance with applicable governmental laws, rules and regulations; promote the prompt internal reporting to an appropriate person or committee of violations of the Code; promote accountability for adherence to the Code;

•       provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; provide mechanisms to report unethical conduct; and

•       help foster our longstanding culture of honesty and accountability.

A copy of the Code has been provided to, and signed by, each of our directors, officers and employees. A copy of our Code may be found on our website at www.extraspace.com.

Whistleblowing and Whistleblower Protection Policy

The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by (i) calling the Compliance Hotline at 1-800-637-9894, (ii) emailing the Company’s Compliance Email Box at whistleblower@extraspace.com, or (iii) delivering the report via regular mail, which may be mailed anonymously, to the Audit Committee, c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121.

MEETINGS AND COMMITTEES OF THE BOARD

Attendance at Meetings of the Board and its Committees

The board of directors generally holds at least four regularly scheduled meetings per year and holds additional special meetings as necessary. Each director is expected to attend scheduled and special meetings, unless unusual circumstances make attendance impractical. The board of directors may also take action from time to time by written or electronic consent. For the year ended December 31, 2006, the board of directors conducted a total of five meetings. Each director attended at least 75% of the meetings of the board of directors and of any committees on which he served during this period.

Meetings of Non-Management Directors

The non-management directors hold regularly scheduled meetings in executive session, without the presence of management. The board of directors chooses a presiding director to chair the meetings of the non-management directors. Roger B. Porter serves as the lead independent director. Stockholders wishing to communicate directly with Mr. Porter or the non-management directors may send correspondence addressed in care of:

Corporate Secretary
Extra Space Storage Inc.
2795 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121

Current Standing Committees of the Board of Directors

The board of directors has two standing committees. The current members of each committee as of the date of this notice and proxy statement are listed beneath the description of the committee’s function.

Audit Committee

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the independent auditors for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Audit

Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of our financial statements and reports and compliance with laws, regulations and corporate policies; oversees the independent auditor’s qualifications, performance and independence; monitors communications with the independent auditor; and monitors the performance of the internal audit function at the Company. A copy of the charter is attached as Exhibit A to this proxy statement and available at the Company’s website www.extraspace.com.

The following directors currently serve as members of the Company’s Audit Committee:

K. Fred Skousen (Chair)
Roger B. Porter
Joseph D. Margolis

In accordance with the rules of the NYSE, the board of directors has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee’s charter and Sections 303.01(B)(2)(a) and (3) of the NYSE Listing Standards.

The board of directors has determined that Mr. Skousen, is an “audit committee financial expert,” as defined in the SEC’s Regulation S-K, Item 407(d)(5). Biographical information for Mr. Skousen is found in “Information about the Board of Directors and its Committees—Nominees for Directors.”

Report of the Audit Committee

The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company’s compliance with corporate policies, legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. During fiscal 2006, the Audit Committee met ten times, and discussed with the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), controller, internal auditors and independent registered public accounting firm (external auditors), the SEC filings that contained financial information, prior to their public release. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountants and with the Company’s internal auditors, in each case without the presence of the Company’s management.

In discharging its oversight responsibility, the Audit Committee received from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the external auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

In carrying out its responsibilities, the Audit Committee, among other things:

•       monitors preparation of quarterly and annual financial reports by the Company’s management;

•       supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and

•       oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

During fiscal 2006, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee met privately with the Company’s head of Internal Audit and continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee conducted a performance self-evaluation for review with the board of directors that included a comparison of the performance of the Audit Committee with the requirements of its Charter.

As set forth in the Audit Committee’s Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the board of directors that the board of directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Submitted by,
K. Fred Skousen (Chair)
Roger B. Porter
Joseph D. Margolis

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee (C/N/G Committee) operates under a written charter adopted by the Board of Directors. A copy is posted on the Company’s website at www.extraspace.com. The C/N/G Committee assesses the adequacy of the Committee’s charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the C/N/G Committee’s primary duties and responsibilities as follows:

•       Set corporate governance principles;

•       Adopt a code of ethics;

•       Adopt policies with respect to and to resolve conflicts of interest;

•       Monitor the Company’s compliance with corporate governance requirements of federal and state law and the rules and regulations of the NYSE;

•       Review and determine the desirable balance of experience, qualifications and expertise among members of the board of directors.

•       Review possible candidates for membership on the board of directors (including nominations proposed by shareholders) and recommend a slate of nominees for election as directors at the Company’s Annual Meeting of Shareholders;

•       Review the function and composition of the committees of the board of directors and recommend membership on such committees.

•       Oversee the board of director’s evaluation of itself and its committees;

•       Examine periodically the philosophy and structure of the Company’s compensation programs.

•       Oversee and act on behalf of the board of directors with respect to the benefit and compensation plans of the Company.

During 2006, the committee held four meetings. In performing its duties, the C/N/G Committee has the authority to take such action as it deems appropriate to implement the purposes of the C/N/G Committee. The Committee may retain legal, accounting or other consultants, and meet in separate executive sessions with the Company’s management, employees, and its compensation consultant.

The Committee has retained Hewitt Associates LLC as a compensation consultant to advise the Committee in connection with matters pertaining to executive compensation, including advising as to market levels and practices, plan design and implementation, and best practices and governance principles.

The following directors currently serve as members of the Company’s Compensation, Nominating and Governance Committee:

Roger B. Porter (Chair)
Anthony Fanticola
K. Fred Skousen

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

All members of the C/N/G Committee are independent Non-Management Directors. During 2006, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the board of directors of the Company or on the C/N/G Committee of the board of directors. No member of the C/N/G Committee has ever been an officer or employee of the Company or any of its subsidiaries.

Policy Regarding Board Attendance at Stockholders Meetings

We encourage attendance by members of the board of directors and senior executives so that stockholders will have the opportunity to meet and question a representative group of our directors and senior executives. All seven of our directors attended the 2006 annual meeting of stockholders.

DIRECTOR COMPENSATION

During 2006, all outside directors not employed by Extra Space Storage Inc. received director’s fees of $30,000 per year and $2,500 per board meeting attended in person, $500 per committee meeting attended in person and $500 per teleconference board or committee meeting attended. Directors who served as the chair of the Audit Committee and the Compensation, Nominating and Governance Committee received additional annual compensation of $20,000 and $10,000, respectively.  The lead independent director received additional annual compensation of $5,000. The following table sets forth the compensation paid to the Company’s non-employee directors in 2006:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	All other compensation ($)	Total ($)
Anthony Fanticola	$44,500	$30,440	$—	$—	$74,940
Hugh W. Horne	40,000	30,440	—	—	70,440
Spencer F. Kirk	40,000	30,440	—	—	70,440
Joseph D. Margolis	42,000	30,440	—	—	72,440
Roger B. Porter	62,000	30,440	—	—	92,440
K. Fred Skousen	66,500	30,440	—	—	96,940
Total	$295,000	$182,640	$—	$—	$477,640

(1)          Each non-employee director received 2,000 shares of common stock on May 15, 2006 valued at $15.22 per share. Dollar amounts represent the FAS 123R amounts as reported in the Company’s notes to the Financial Statements in its 2006 10-K filed with the SEC.

EXECUTIVE OFFICERS

Information for Kenneth M. Woolley is contained above under the heading “Information about the Board of Directors and its Committees—Nominees for Directors.” Information with regard to our other executive officers is set forth below. All of our executive officers are appointed as officers at the annual organizational meeting of the board of directors held following each annual meeting of stockholders.

Kent W. Christensen, 47, has served as our Senior Vice President and Chief Financial Officer since our inception and in November 2006 was promoted to Executive Vice President and Chief Financial Officer and was the Chief Financial Officer of our predecessor from 1998 to 2004. Prior to joining our predecessor, Mr. Christensen was the Chief Financial Officer of Source One Management for ten years, where he designed and installed financial and accounting systems. Prior to his time at Source One, he worked at KPMG Peat Marwick. Mr. Christensen holds a B.S. and a Masters in Accounting from Utah State University.

Charles L. Allen, 57, has served as our Senior Vice President, Senior Legal Counsel and Secretary since our inception and in November 2006 was promoted to Executive Vice President and Chief Legal Officer,  and was the General Counsel of our predecessor from 1998 to 2002. From 2002 to 2003, he served as Senior Vice President of Development. He coordinates and supervises all acquisition, development and corporate matters nationwide. Prior to joining our predecessor, Mr. Allen was a Senior Managing Partner at Allen, Nelson, Hardy & Evans and Associate General Counsel for Megahertz Corporation until it was acquired by US Robotics/3 Com Corporation. Mr. Allen holds a B.S. in accounting from Brigham Young University and a J.D. from the J. Reuben Clark Law School of Brigham Young University.

Karl Haas, 55, has served as our Senior Vice President of Operations since the acquisition of Storage USA in July 2005 and in November 2006 was promoted to Executive Vice President and Chief Operating Officer. He has responsibility for managing the operations of over 600 properties. Prior to the acquisition of Storage USA, Mr. Haas was the Executive Vice President of Management for Storage USA from 1994 to July 2005. He was Executive Vice President of Storage USA Management Corp. from 1988 to 1991. During 1991, Mr. Haas became Storage USA Management Corp.’s President and Chief Operating Officer. Mr. Haas received his B.S. in business administration, with an emphasis in accounting, from the University of Maryland at College Park. Mr. Haas worked for Arthur Young & Co. for ten years leaving in 1983 as an Audit Principal. In 1983, Mr. Haas joined a local Baltimore, Maryland real estate developer/entrepreneur. From 1983 through 1988, he fulfilled various roles, being involved in accounting, finance and management of various real estate management and other operating businesses.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation, Nominating and Governance Committee (for purposes of this analysis, “we,” “our,” “us,” and the “Committee”) of the board of directors operates under a written charter adopted by the board of directors. A copy of the charter is available at www.extraspace.com under Investor Relations—Corporate Governance. The fundamental responsibilities of the Committee as they relate to the compensation are:

•       to review and approve an executive compensation philosophy that reflects the Company’s mission, values and long-term strategic objectives;

•       to oversee the Company’s executive compensation programs in a manner that furthers the Company’s strategic goals and serves the interest of our stockholders;

•       to evaluate the job performance of the Chief Executive Officer in light of those goals and objectives and establish the compensation of the CEO;

•       to approve the total compensation levels of the senior executive officers and to allocate total compensation among the various components of executive pay;

•       to monitor and administer awards under the Company’s equity compensation and incentive compensation plans; and

•       to report routinely to the board of directors in executive sessions;

General Philosophy

We compensate our senior management through a mix of base salary, bonus and equity compensation to be competitive with comparable employers and to align management’s incentives with the long-term interests of stockholders. We have structured the executive compensation program to:

•       reinforce a results-oriented culture with executive pay that reflects Company and individual performance against business objectives and high ethical standards;

•       provide compensation that attracts, retains and motivates key executives;

•       emphasize variable performance-based compensation, commensurate with an executive’s increasing responsibilities; and

•       align the interests of stockholders and the Company’s executives by implementing compensation programs that provide for acquiring and retaining significant equity interests in the Company by senior executives.

Setting Executive Compensation

In order to ensure the fulfillment of the general philosophy as stated above and assist us in establishing the Company’s aggregate level of compensation, we engaged Hewitt Associates LLC, an outside global human resources consulting firm, to conduct a study of the total compensation program for the senior executives at Extra Space and at 20 comparable companies. The companies used in the study were as follows:

*	Alexandria Real Estate Equities, Inc.	*	EastGroup Properties, Inc.
*	Corporate Office Properties Trust	*	Glenborough Realty Trust Incorporated
*	Essex Property Trust, Inc.	*	Inland Real Estate Corporation
*	First Industrial Realty Trust	*	Lexington Corporate Properties Trust
*	Global Signal Inc.	*	National Retail Properties Inc.
*	Highwoods Properties, Inc.	*	PS Business Parks, Inc.
*	Home Properties, Inc.	*	Sovran Self Storage, Inc.
*	New Plan Excel Realty Trust, Inc.	*	Sun Communities, Inc.
*	Pennsylvania Real Estate Investment Trust	*	U-Store-It Trust
*	Public Storage, Inc.	*	Washington Real Estate Investment Trust

The above comparables included three direct competitors, Public Storage, Inc., Sovran Self Storage, Inc. and U-Store-It Trust. The remaining companies represent both publicly traded and private equity REITs with market capitalizations comparable to Extra Space and that generally recruit individuals to fill senior management positions who are similar in skills and background to those we recruit. The overall results of this study provided the starting point for our analysis. We also consider historical compensation levels, and the relative compensation levels among the Company’s senior executive officers. We may also consider industry conditions and the overall effectiveness of our compensation program in achieving desired performance levels.

The Committee attempts to design programs that deliver total compensation for executives that approximates the 50th percentile (size adjusted) of the compensation survey peer group for the achievement of “at target” performance. Actual payouts may be substantially above or below the 50th percentile depending on actual performance compared to the target.

Management’s Role in the Compensation-Setting Process

The CEO plays a significant role in the compensation setting process. The CEO’s participation involves the evaluation of senior management’s performance, establishing business performance targets and objectives, and recommending salary levels and equity awards.

Each named executive officer’s total compensation is comprised of the following elements designed to complement each other:

•       Base salary

•       Annual Incentive Bonus

•       Long Term Incentives

•       Employee Benefits and Perquisites

Base Salary

Base salary is a critical element of executive compensation as it provides executives with assured monthly cash compensation. In determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive’s past performance, and competitive salary practices at companies in the study group. In 2006, we paid base salaries of $311,000, $255,000, $233,000, and $260,000 for the CEO, CFO, CLO and COO, respectively.

For 2007, the approved base salaries for the CEO, CFO, CLO, and COO are $400,000, $325,000, $275,000 and  $300,000, respectively.

Annual Incentive Bonus

The 2006 annual incentive bonus provides senior executives and key employees an opportunity to earn annual cash bonus for achieving specified performance based goals for the fiscal year. These performance based goals are tied to both individual performance as well as the operating performance of the Company. Cash bonuses for the named executive officers in 2006 ranged from 25% - 75% of their base salary. The cash bonus targets for the named executive officers were raised for 2007 to 50% - 100% of their base salary. These adjustments were made to help bring performance based compensation in line with compensation that approximates the 50th percentile (size adjusted) of the compensation survey peer group for the achievement of “at target” performance.

Fifty percent of the cash bonus is tied to the Company’s financial performance while the other 50% relates to the successful completion of their individual and departmental goals. The financial performance goals set for 2006 specifically related to the Company’s achievement of a specific Funds From Operations (“FFO”) target. The portion of bonus based on FFO could increase or decrease based on meeting the FFO target. The 2006 FFO (as disclosed in the Management’s Discussion and Analysis section of the Company’s 2006 10-K) was equal to the targeted FFO and the full 50% related to achievement of this goal was paid to the senior executives.

The 2007 annual incentive bonus structure has not changed from 2006. Fifty percent of the cash bonus is based on a targeted FFO and the remaining 50% is based on successful completion of individual and departmental goals. The targeted FFO for the 2007 annual incentive bonus is based on the FFO goal as approved by  the board of directors for fiscal year 2007.

Long Term Incentives

The Long Term Incentive Program allows for awards of stock options and grants of restricted stock under the Company’s 2004 Incentive Plan. During 2006, on the recommendation of management, equity awards were not considered as part of the total compensation package for certain of the senior executives, in light of the large bonuses paid in connection with the acquisition of Storage USA. Some spot awards were granted for particular employees in light of promotions and additional responsibilities.

The Committee believes that the granting of equity as a long term incentive is a useful tool in the compensation of the Company’s executive officers and resumed granting of these awards in the first quarter of 2007. The goals of the Company’s equity awards are to: (1) align the interests of each executive officer with those of our stockholders by providing each individual with a significant incentive to manage the Company from the perspective of a stockholder with an equity stake in the business, and (2) encourage long-term retention of key employees by virtue of vesting conditions imposed on typical equity awards. Employees must remain employed by the Company for a fixed period of time in order for the equity awards to vest fully. Typically, option awards and grants of restricted stock vest over a four-year period at the rate of 25% per year and the options have a term of ten years. Vesting ceases upon termination of employment and unvested options and grants of restricted stock terminate upon termination of employment. The right to exercise vested options ceases 90 days after termination of employment, except that in the case of death, disability or retirement, the exercise period extends until one year after such termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Long-term incentives assist the Company in concentrating employee efforts and providing rewards based on attaining performance goals over a number of years, a focus that the Committee believes is important to the Company’s long-term success. Compensation in the form of option awards and grants of restricted stock also helps align the interests of executives with those of shareholders. In granting equity based awards, the Committee takes into account such factors as it determines to be appropriate under the circumstances, including the officer’s current position with the Company, internal comparability with awards made to other Company executives and in similarly situated companies, the officer’s current level of performance, and the officer’s long-term value to the Company.

The exercise price of our stock option grants is the fair value of our common stock, which is the close price of our common stock on the date of grant. Stock option awards and grants of restricted shares are discussed and reviewed at regularly scheduled meetings of the Committee. By taking such actions at regularly scheduled meetings, the Committee seeks to avoid even the possibility that there could be an appearance that the grant timing was manipulated to affect the value of the awards. We do not have any program, plan or practice to coordinate stock option grants with the release by us of material non-public information or any other investor relations activities.

Employee Benefits and Perquisites

In order to attract, retain and pay market levels of compensation, we provide our named executive officers and other employees the following benefits and perquisites.

Medical Insurance.   The Company makes available to each named executive officer and their spouses and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other corporate employees. A portion of the insurance coverage is paid by the Company.

Life  Insurance.   The Company provides each named executive officer such life insurance as the Company may from time to time make available to its other executives of the same level of employment.

Relocation Costs.   Due to the Storage USA acquisition in 2005, it was necessary for certain employees to relocate to Salt Lake City, Utah. Relocations costs were paid by the Company for such moves.

Pension Benefits.   We do not provide defined benefit pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. The Company currently matches 100% of the first three percent of an employee’s compensation contributed by each employee to our 401(k) plan and then 50% of the next two percent of an employee’s compensation contributed.

Nonqualified Deferred Compensation.   We have not established any nonqualified defined contribution or other deferred compensation plans.

Other.   We limit the perquisites that we make available to our executive officers, particularly in light of the potential for abuse associated with such perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. The aggregate value of these other benefits was less than $10,000 for each executive officer in the last fiscal year.

Post-Termination Benefits

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for our named executive officers to find comparable employment within a short period of time following certain qualifying terminations. Accordingly, the employment agreements we have entered into with our named executive officers provide for severance benefits in specified circumstances. These employment agreements are described below.

Policy Regarding Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met.

The non-performance based compensation paid in cash to our named executive officers in 2006 did not exceed the $1 million limit per officer, and the Committee does not anticipate that the non-performance based compensation to be paid in cash to our executive officers for 2007 will exceed that limit. In addition, our equity incentive plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan, with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation. Therefore, it will not be subject to the $1 million deduction limitation.

We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of stockholders, after taking into consideration changing business conditions or the officer’s performance.

Compensation, Nominating and Governance Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in Extra Space Storage’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by:	Roger B. Porter, Chairman
K. Fred Skousen
FanticolaAnthony
Members of the Compensation, Nominating and Governance Committee

Executive Compensation

Summary Compensation Table

The following table sets forth the total compensation earned during the year ended December 31, 2006 by our Chief Executive Officer and Chief Financial Officer, as well as our two other most highly-compensated executive officers. We refer to these executive officers throughout this proxy statement as our named executive officers.

Name and principal position(1)	Year	Salary	Bonus(2)	Stock awards(3)	Option awards(3)	All other compensation(4)	Total
Kenneth M. Woolley	2006	$311,000	$233,250	$—	$42,011	$13,665	$599,926
Chairman and Chief Executive Officer
Kent W. Christensen	2006	255,000	127,500	—	27,136	18,846	428,482
Chief Financial Officer
Charles L. Allen	2006	233,000	116,500	—	17,638	14,461	381,599
Chief Legal Officer
Karl Haas	2006	260,000	117,000	203,350	37,259	229,734	847,343
Chief Operating Officer

(1)             This group, referred to as the named officers, is comprised of the chief executive officer, the chief financial officer, the chief legal officer and the chief operating officer, determined as of December 31, 2006.

(2)             Represents amounts earned under the Company’s 2006 annual incentive plan.

(3)             Represents FAS 123R amounts as reported in the Company’s notes to the Financial Statements in its 2006 10-K filed with the SEC.

(4)             All other compensation in 2006 includes:

Name	Defined contribution plans(a)	Group term life insurance premiums	Other medical insurance	Moving expense	Dividends on restricted stock	Total other compensation
Kenneth M. Woolley	$4,219	$324	$9,122	$—	$—	$13,665
Kent W. Christensen	9,400	324	9,122	—	—	18,846
Charles L. Allen	5,080	259	9,122	—	—	14,461
Karl Haas	8,210	562	9,122	172,027	39,813	229,734

(a)          Represents matching contributions made by the Company to the 401(k) plan. Currently, the rate of match is 100% of the first three percent contributed and then 50% of the next two percent contributed.

Grants of Plan-Based Awards

						All other option
					All other stock	awards: number	Exercise or base
		Estimated future payouts under			awards: number	of securities	price of option
		non-equity incentive plan awards			of shares of	underlying	awards
Name	Grant date	Threshold	Target(1)	Maximum(1)	stock or units	options	($/Share)
Kenneth M. Woolley	—	—	116,625	174,938	—	—	$—
Kent W. Christensen	—	—	63,750	95,625	—	—	—
Charles L. Allen	—	—	58,250	87,375	—	—	—
Karl Haas	11/1/2006	—	58,500	87,750	10,000 (2)	—	—

(1)             Amounts relate to the 50% of the annual incentive bonus that is tied to the FFO target as described in the annual incentive bonus above.

(2)             Mr. Haas received 10,000 restricted stock grants concurrent with his promotion to Executive Vice President and Chief Operating Officer. The shares have dividend and voting rights and vest ratably over four years.

Options Excercises and Stock Vested

	Option Awards		Stock Awards
	Number of shares	Value realized	Number of shares	Value realized
Name	acquired on exercise	on exercise	acquired on vesting	on vesting(1)
Kenneth M. Woolley	—	$—	—	$—
Kent W. Christensen	—	—	—	—
Charles L. Allen	—	—	—	—
Karl Haas	—	—	12,500	198,500

(1)          Value determined by taking the market price of $15.88 on the date of vesting, July 14, 2006, by the amount of shares vested.

Outstanding Equity Awards at December 31, 2006

	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares of common stock that have not vested	Market value of shares of common stock that have not vested(1)
Kenneth M. Woolley	75,000	75,000	$12.50	8/12/2014	—	$—
Kent W. Christensen	50,000	50,000	12.50	8/12/2014	—	—
Charles L. Allen	32,500	32,500	12.50	8/12/2014	—	—
Karl Haas	25,000	75,000	15.53	7/14/2015	47,500	867,350

(1)          Market value at year-end is based on the closing trading price of our stock on December 31, 2006, which was $18.26.

Employment Agreements with Executive Officers

We have entered into employment agreements with Messrs. Kenneth M. Woolley, Kent W. Christensen, Charles L. Allen and Karl Haas. The employment agreements provide for Mr. Woolley to serve as our Chairman and Chief Executive Officer, Mr. Christensen to serve as our Executive Vice President and Chief Financial Officer, Mr. Allen to serve as our Executive Vice President and Chief Legal Officer, and Mr. Haas to serve as our Executive Vice President and Chief Operating Officer. These employment agreements require the executives to devote substantially all of their business attention and time to the Company’s affairs, with certain specified exceptions.

The employment agreements each have a term of three years with automatic one year renewals unless at least ninety days notice of non-renenwal is given. The agreements for Mr. Wooley, Mr. Christensen and Mr. Allen commenced on August 17, 2004, while Mr. Haas commenced on July 14, 2005.

The employment agreements provide for:

•       an annual base salary, subject to increase by the Company’s board of directors in its sole discretion;

•       eligibility for annual bonuses;

•       eligibility for participation in the Company’s 2004 Long-Term Stock Incentive Plan; and

•       participation in all of the employee benefit plans and arrangements made available by us to the Company’s similarly situated executives.

Messrs. Woolley’s, Christensen’s, Allen’s and Haas’s employment agreements provide that, if their employment is terminated by us without “cause” or by Messrs. Woolley, Christensen, Allen, and Haas for

“good reason” (each as defined in their employment agreements), they will be entitled to the following severance payments and benefits to be paid within 30 days of the end of employement: (1) two years of annual base salary and two times the average of the two previous annual bonuses, (2) annual salary and other benefits earned and accrued under the applicable employment agreement prior to the termination of employment, (3) two year continuation of health benefits and (4) acceleration of vesting of incentive compensation and any non-qualified pension or deferred compensation benefits.

Upon the termination of an executive officer’s employment either by us for “cause” or by Messrs. Woolley, Christensen, Allen, or Haas without “good reason” during the term, such executive officer will be entitled to receive his annual salary and bonus earned and accrued through the date of termination of the executive officer’s employment.

Messrs. Woolley’s, Christensen’s and Allen’s employment agreements also provide for payment of any annual salary or other benefits earned and accrued in the event of their death or “disability” (as defined in the employment agreement), to the executive, or his estate or beneficiaries, and payment of applicable life insurance and long term disability benefits.

As part of their employment agreements, Messrs. Woolley, Christensen, Allen and Haas have entered into a non-competition period that will extend for one year after termination by the employee or by us.

The following table sets forth the value of the amount that would have been received by or paid on behalf of our named executive officers for change of control or termination within the terms of the employment agreements as of December 31, 2006:

Name	Base Salary	Bonus	Value of Acceleration of Equity Awards(1)	Accrued Benefits(2)	Health Benefits(3)	Accrued Vesting(4)	Total
Kenneth M. Woolley	$622,000	$433,500	$432,000	$18,690	$18,892	$12,958	$1,538,040
Kent W. Christensen	510,000	221,875	288,000	8,459	18,892	10,625	1,057,851
Charles L. Allen	466,000	188,875	187,200	14,002	18,764	9,708	884,549
Karl Haas	520,000	234,000	1,072,100	20,834	19,368	10,833	1,877,135

(1)             Represents the value of the acceleration of the unvested stock options using the difference between the exercise price and stock price of $18.26 at December 31, 2006 and the value of the acceleration of the unvested restricted stock awards using the stock price of $18.26 at December 31, 2006.

(2)             Represents the amount of accrued vacation at December 31, 2006.

(3)             Represents the value of health benefits to be paid on behalf the executive for the two years after termination.

(4)             Represents the accrued salary that would be paid out assuming a termination date of December 31, 2006.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth the beneficial ownership of our common stock, as of the close of business on February 15, 2007 of:

•       each of our directors and nominees for director;

•       each named executive officer noted above; and

•       our directors and executive officers as a group.

Name	Number of Shares Beneficially Owned	Percent of Class
Directors
Kenneth M. Woolley(1)	1,356,699	2.11%
Spencer F. Kirk(2)	2,389,119	3.72%
Anthony Fanticola(3)	532,856	*
Roger B. Porter(4)	210,599	*
Hugh W. Horne(5)	2,000	*
K. Fred Skousen(5)	2,000	*
Joseph D. Margolis(5)	2,000	*
Nondirector Named Executive Officers
Kent W. Christensen(6)	141,777	*
Charles L. Allen(7)	119,622	*
Karl Haas(8)	60,000	*
All directors and executive officers as a Group (10 persons)	4,816,672	7.50%

Unless otherwise noted, share amounts are as of February 15, 2006.

(*)          Less than 1.0%

(1)          Amounts shown in the table do not include the ownership of 787,042 CCSs and 77,846 contingent conversion units (“CCU”) which were not converted as of February 15, 2007, OP Units of 162,160 and options to acquire 150,000 shares of common stock.

(2)          Includes 1,337,434 shares of common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 630,474 shares of common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Includes 421,211 shares of common stock which are held by the SFKC Kirk Charitable Remainder Unitrust of which Mr. Kirk is the income beneficiary. Amounts shown in the table do not include the ownership of 1,146,832 contingent conversion shares (“CCS”) which were not converted as of February 15, 2007, and options to acquire 35,000 shares of common stock.

(3)          Includes 126,095 shares of common stock which are held by The Anthony and JoAnn Fanticola Family Trust, for which Mr. Fanticola is a trustee. Includes 404,761 shares of common stock which are held by The Anthony and JoAnn Fanticola Family Limited Partnership, for which Mr. Fanticola is the president of the corporate general partner. Mr. Fanticola has no pecuniary interest in 98% of such shares and disclaims beneficial ownership. Amounts shown in the table do not include the ownership of 254,822 of CCSs which were not converted as of February 15, 2007, and options to acquire 35,000 shares of common stock.

(4)          Amounts shown in the table do not include the ownership of 100,133 CCSs which were not converted as of February 15, 2007, and of options to acquire 35,000 shares of common stock.

(5)          Amounts shown in the table do not include the options to acquire 35,000 shares of common stock.

(6)          Amounts shown in the table do not include the ownership of 71,626 CCSs which were not converted as of February 15, 2007, and options to acquire 100,000 shares of common stock.

(7)          Amounts shown in the table do not include the ownership of 57,421 CCSs which were not converted as of February 15, 2007, and options to acquire 65,000 shares of common stock.

(8)          Amounts include 47,500 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four year period beginning on the date of grant. Amounts shown in the table do not include options to acquire 100,000 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our directors, executive officers and holders of 10% or more of our common stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company’s common stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to us by the persons required to make such filings, we believe that all filing requirements were met in 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

The Company recognizes that related party transactions present a heightened risk of conflicts of interest (or the perception thereof), and therefore has adopted a policy pursuant to which all related party transactions will be subject to review and approval or ratification in accordance with the procedures set forth in the policy. A related party transaction is defined in our policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, or any successor provision, as then in effect. A copy of our Related Party Transaction Policy and Procedures is attached as Exhibit B to this proxy statement.

The policy provides that related party transactions are reviewed by Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board of directors. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and NYSE rules.

In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board of directors may consider:

•       the nature of the related person’s interest in the transaction;

•       the material terms of the transaction, including, without limitation, the amount and type of transaction;

•       the importance of the transaction to the related person;

•       the importance of the transaction to the Company;

•       whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•       any other matters the Audit Committee deems appropriate.

Related Party Transactions

U-Storage de Mexico S.A.

On March 1, 2007, the Company acquired a 39.5% interest in U-Storage de Mexico S.A., an existing Mexican corporation (“U-Storage”), which currently manages, develops, owns and operates self storage facilities in Mexico. Kenneth T. Woolley (“Woolley”), a former Senior Vice President of the Company and son of Kenneth M. Woolley, the President and CEO of the Company, also acquired a 0.5% interest in U-Storage. The purchase price for the combined 40% interest was US $4,685,000, which was paid by the Company and Woolley pro rata in proportion to their interests. The Company and Woolley have also formed two new joint ventures with a third party Mexican entity to locate, acquire and develop new self storage facilities in Mexico. The Company owns 44% and Woolley owns 5% of both the ventures. Any future capital required for the new development joint ventures will be provided by the partners on a pro rata basis. Management of any new self storage facilities will be provided by U-Storage.

Centershift, Inc.

We have entered into a license agreement with Centershift, Inc. which secures for the Company a perpetual right to use a web-based tracking and yield management technology called STORE in all aspects of our property acquisition, development, redevelopment and operational activities, while the cost of maintaining the infrastructure required to support this product remains the responsibility of Centershift. This license agreement provides for an annual license fee payable by us in exchange for which we receive all product upgrades and enhancements and customary customer support services from Centershift. For the year ended December 31, 2006, we paid Centershift $824,000 relating to the purchase of software and license agreements. The services that the Company receives from Centershift is similar in nature and price to those that are provided to other outside third parties. Centershift is owned by third-party individuals, as well as by executive officers and directors in the following approximate percentages: Spencer F. Kirk, director (29%), Kenneth M. Woolley, Chairman of the board of directors and Chief Executive Officer (28%), Richard S. Tanner, Senior Vice President, Development (7%), Kent Christensen, Executive Vice President and Chief Financial Officer (3%), and Charles L. Allen, Executive Vice President and Chief Legal Officer (2%) .

Extra Space Development (“ESD”)

We have entered into management agreements to manage properties for ESD in exchange for a 6% management fee. For the year ended December 31, 2006, we received $518,000 from ESD for property management services. ESD is owned by third-party individuals as well as by executive officers and directors in the following approximate percentages: Spencer Kirk, director (33%), Kenneth M. Woolley, Chairman and Chief Executive Officer (33%), Richard S. Tanner, Senior Vice President, Development (7%), Kent Christensen, Executive Vice President and Chief Financial Officer (3%), and Charles L. Allen, Executive Vice President and Chief Legal Officer (2%). The services that the Company provides to ESD are similar in nature and price to those that are provided to other outside third parties.

On May 1, 2006, we purchased one self-storage facility located in North Hollywood, California from ESD for $12.5 million. We paid cash of $12.4 million and assumed other liabilities of $0.1 million. The independent members of the Compnay’s board of directors approved this acquisition after obtaining independent appraisals.

Debt Guarantees

We have agreed to make available to Kenneth M. Woolley, our Chairman and Chief Executive Officer, his affiliates, associates and people acting in concert with any of the foregoing, Richard S. Tanner,

his affiliates, associates and people acting in concert with any of the foregoing the following protections: for nine years, with a three-year extension if the applicable party continues to maintain ownership of at least 50% of the operating partnership units received by it in the formation transactions associated with the formation of the Company, the opportunity to:

•       guarantee debt, or

•       enter into a special loss allocation and deficit restoration obligation, in an aggregate amount, with respect to the foregoing contributors, at least equal to $60.0 million.

The ability of the foregoing contributors to guarantee debt or enter into a special loss allocation and deficit restoration obligation with our operating partnership may enable them to continue to defer any taxable gain attributable to their negative capital accounts in our predecessor. If we were to breach our agreement to make available these opportunities, we would be required to make an indemnification payment to the contributors.

SpenAero, L.C.

The Company has entered into an aircraft dry lease and service and management agreement with SpenAero, L.C. (“SpenAero”) an affiliate of Spencer F. Kirk, one of the Company’s board of director members. Under the terms of the agreement, the Company pays a defined hourly rate for use of the aircraft. $181,852 was paid to SpenAero by the Company for services received in 2006. The services that the Company receives from SpenAero is similar in nature and price to those that are provided to other outside third parties.

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING

Item 1. Election of Directors

Nominees

In accordance with the provisions of our charter and bylaws, each member of the board of directors is elected at the annual meeting. Each member of the board of directors elected will serve for a term expiring at the annual meeting of stockholders in 2008, and until his successor has been duly elected and qualifies or until his earlier resignation or removal. Messrs. Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen are the board of directors nominees for election.

Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board of directors may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute.

Biographical information about each of the nominees is found at the beginning of this proxy statement. See “Information about the Board of Directors and its Committees—Nominees for Directors.”

Recommendation of the Board of Directors:

Our board of directors recommends that you vote FOR the election of Messrs. Kenneth M. Woolley, Anthony Fanticola, Hugh W. Horne, Spencer F. Kirk, Joseph D. Margolis, Roger B. Porter and K. Fred Skousen as directors for the term expiring at the 2008 annual meeting of stockholders, and until their respective successors are duly elected and qualify.

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee of the board of directors has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm for one year, and our management considers the firm to be well qualified.

We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.

Our charter and bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the board of directors believes it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may still retain them.

A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit and Non-Audit Fee Table

The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2006 and 2005, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, and fees billed for other services rendered during those periods.

	2006	2005
Audit fees(1)	$1,301,067	$978,766
Audit-related fees(2)	192,563	1,010,139
Tax fees(3)	335,692	416,526
All other fees(4)	—	—
	$1,829,322	$2,405,431

(1)          Audit fees consist of services rendered for the audit of our annual financial statements, audit of our internal control over financial reporting, review of the consolidated financial statements included in our Form 10-Q, consents issued related to registration statements, and issuance of comfort letters.

(2)          Audit-related fees represent professional fees for accounting consultation and other attest engagements.

(3)          Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.

(4)          All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

Audit Committee Pre-Approval of Services by the Independent Auditor

In accordance with its charter and applicable rules and regulations adopted by the SEC, the Company’s Audit Committee reviews and pre-approves any engagement of the independent auditor to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent auditor. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent auditor that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Skousen, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent auditor. Mr. Skousen reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under SEC rules, proposals from our eligible stockholders must be received by us no later than December 19, 2007, in order to be considered for inclusion in the proxy statement for the 2008 annual meeting of stockholders. Any such proposals, as well as any questions relating thereto, should be directed to the Corporate Secretary of the Company at the Company’s principal executive offices. Proposals we receive after December 19, 2007 will not be included in the proxy statement for the 2008 annual meeting.

In addition, under our bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Corporate Secretary of the Company in writing of the director nominee or the other business. The notice must include the required information and be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the 150th day and not later than 5:00 p.m., Mountain Daylight Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Proposals we receive which do not comply with the procedures set forth in our bylaws will not be acted upon at the 2008 annual meeting.

If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Mountain Daylight Time, on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which disclosure of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting does not change or create a new opportunity for notice as described above.

The stockholder’s notice shall set forth the following, as applicable:

(1)          as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such individual, (b) the class, series and number of any shares of our stock that are beneficially owned by such individual, (c) the date such shares were acquired and the investment intent of such acquisition, and (d) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(2)          as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) individually or in the aggregate (including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom);

(3)          as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

(4)          as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, of such Stockholder Associated Person; and

(5)          to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

“Stockholder Associated Person” of any stockholder means (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the

Company owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.

OTHER MATTERS

Our board of directors and management know of no other matters or business to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the annual meeting from time to time.

Kenneth M. Woolley
Chairman of the Board and
Chief Executive Officer

April 18, 2007

Exhibit A

EXTRA SPACE STORAGE INC.
AUDIT COMMITTEE CHARTER

Purpose

The Board of Directors (the “Board”) of Extra Space Storage Inc. (the “Company”) has established an audit committee comprised of independent directors (the “Committee”) and has adopted and approved this amended and restated charter for the Committee. The Committee’s primary functions are to:

1.                Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements including The Sarbanes-Oxley Act of 2002, (iii) the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company’s financial statements (the “Independent Auditor”), (iv) the performance of the individuals responsible for the Company’s internal audit function, and (v) the performance of the Company’s Independent Auditors, including any third party employed by the Company for the purpose of performing all or any portion of the Company’s internal audit function (the “Internal Auditor”),

2.                Prepare the report that rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement, and

3.                Provide an open avenue of communication among the Company’s Independent Auditors, its Internal Auditors, its management and its Board.

Organization

1.                The Committee will be comprised of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and have knowledge of the functions of auditors for a company) or, in the judgment of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee. All members of the Committee will be, in the business judgment of the Board, “independent” under the independence requirements set forth, from time to time, in the listing standards of the New York Stock Exchange (“NYSE”) and any other applicable laws, rules or regulations, including, without limitation, any rules promulgated by the SEC. The members of the Audit Committee shall be appointed annually by the Board.

2.                At least one member of the Committee will be a person who fits the qualifications of “audit committee financial expert,” as the SEC currently defines as a person who has the following attributes:

(a)           an understanding of accounting principles generally accepted in the United States (“GAAP”) and financial statements;

(b)          the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(c)           experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements, or experience supervising one or more persons engaged in such activities;

(d)          an understanding of internal controls and procedures for financial reporting; and

(e)           an understanding of audit committee functions.

3.                No director who serves on the audit committee of more than two other public companies may be a member of the Committee, unless the Board determines such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses such determination in the Company’s annual proxy statement, or in the Company’s annual report on Form 10-K filed with the SEC.

4.                The members of the Committee will be appointed, removed and replaced by, and in the sole discretion of, the Board.

5.                The Board will designate a member of the Committee to serve as chairman of the Committee.

6.                The Committee will create its own rules of procedure. Such rules will be consistent with the Articles of Incorporation, as amended (the “Charter”), and Bylaws (the “Bylaws”) of the Company and with this charter.

7.                The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

8.                Minutes will be kept with regard to each meeting of the Committee, which will record all actions taken by the Committee. The minutes will be maintained with the books and records of the Company.

9.                The Committee will report to the Board at regular meetings of the Board and at such other times as the Committee deems necessary or appropriate.

10.         The Committee shall meet in person or telephonically at least four times a year and at other times when deemed necessary or desirable by the Committee or its chairman.

11.         The Committee may request members of management or others to attend meetings and provide pertinent information as necessary.

Powers

The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the Independent Auditor employed by the Company to audit the financial statements of the Company and (b) to any advisors employed by the Committee.

The Committee may require any officer or employee of the Company or the Company’s outside counsel or Independent Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Responsibilities

The Committee will from time to time adopt policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

While the Committee has the powers and responsibilities set forth in this charter, it is not the duty or responsibility of the Committee to (i) plan or conduct audits, (ii) determine that the Company’s financial statements and disclosures are complete and accurate or are in accordance with GAAP or applicable rules and regulations, or (iii) monitor and control risk assessment and management. These are the responsibilities of the Company’s management and the Independent Auditor.

The Committee’s functions are the sole responsibility of the audit committee and may not be allocated to a different committee.

To fulfill its responsibilities, the Committee will:

Independent Auditors

1.                Be responsible for the appointment, termination, compensation, and oversight, of any public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. Each such public accounting firm will report directly to the Committee.

2.                Have the sole authority to approve all audit engagement fees and terms, as well as all non-audit engagements of the Independent Auditors.

3.                Preapprove the fees and terms of all auditing services and permitted non-audit services to be provided to the Company or its subsidiaries by the Company’s Independent Auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934, as amended. The Committee may delegate to one or more of its members who is an independent director the authority to grant preapprovals.

4.                In order to evaluate the Independent Auditors’ qualifications, performance and independence, at least annually obtain and review a report by the Independent Auditors describing:  the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the Independent Auditors and the Company in order to assess the Independent Auditor’s independence. This evaluation should include review of the partner of the Independent Auditor who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Internal Auditors (or the Company’s personnel responsible for the internal audit function). In addition, the report will include a written statement of the fees billed for each of the following categories of services rendered by the Independent Auditor:  (a) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year; (b) information technology consulting services for the most recent fiscal year; and (c) all other services rendered by the Independent Auditor for the most recent fiscal year.

5.                Monitor the five year rotation of the lead partner of the Independent Auditor. Consider whether the Independent Auditor itself should be changed periodically.

6.                Ensure the Company’s compliance with all applicable legal requirements regarding auditor independence, including the periodic rotation of the lead partner and other senior members of the Independent Auditor.

7.                Present to the Board its conclusions regarding the Independent Auditors’ qualifications, performance and independence.

8.                Meet regularly with the Company’s Independent Auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors.

9.                Obtain and review, with the Independent Auditors, at least annually:  a report from the Independent Auditors of any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent Auditors’ activities or access to information and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the Independent Auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the Independent Auditors’ national office with respect to auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditors to the Company; and all other material written communications between the Independent Auditors and the management of the Company. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

10.         Meet separately, periodically, with management, with the Internal Auditors, and with the Independent Auditors and take such parties’ opinions into consideration.

11.         Report regularly to the Board as to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors and the performance of the Company’s internal audit function.

12.         Set clear hiring policies for employees or former employees of the Independent Auditors.

Internal Audit

1.                Review the responsibilities, budget and staffing of the Company’s internal audit function.

2.                Review any significant changes in the planned scope of the internal audit function.

Accounting and Reporting Process

1.                Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and the development, selection and disclosure of critical accounting estimates.

2.                Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies and review processes are adequate to detect illegal acts.

3.                Review analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4.                Review the audited financial statements and discuss them with management and the Independent Auditor. Based on that review, and the reviews performed by the Committee as described in paragraphs 1 through 3 under this Accounting and Reporting Process, make a recommendation to the Board relative to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

5.                Obtain reports from management, parties responsible for the Company’s internal audit function and the Independent Auditors, as necessary, regarding the compliance, or failure to comply, of the Company with applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

6.                Review with management and the Independent Auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

7.                The Committee will discuss with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

Other

1.                Discuss and oversee the preparation of the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the results of the Independent Auditor’s reviews of the quarterly financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of each Form 10-K and Form 10-Q by the Company.

2.                Review the disclosures, if any, of the chief executive officer and chief financial officer, prior to their certification of each annual or quarterly report filed by the Company with the SEC, of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3.                Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. These discussions regarding earnings press releases shall occur prior to any public disclosures.

4.                Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5.                Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6.                Conduct an annual evaluation of its own performance.

7.                Conduct an annual review of this charter and recommend to the Board any changes the Committee deems appropriate.

8.                Annually review the Corporation’s compliance program for its Code of Ethics and the results of internal audit’s review of the expense accounts of the Corporation’s elected officers.

9.                Review with internal and external counsel, where appropriate, any legal matters that could have a significant impact on the Company’s financial statements.

10.         Review with management and the Independent Auditors any related party transactions brought to the Committee’s attention that could have a significant impact on the Company’s financial statements.

11.         Review accounting and financial human resources and succession planning within the Company.

12.         Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

13.         Accept and address complaints submitted to the Committee pursuant to its role as described in the Company’s Whistleblower policy.

Resources and Authority of the Committee

•       The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Company. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

Reliance Permitted

In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

Exhibit B

Extra Space Storage Inc.

Related Party Transaction Policy and Procedures

POLICY

Extra Space Storage Inc. (the “Company”) recognizes that related party transactions present a heightened risk of conflicts of interest (or the perception thereof), and therefore the Company has adopted this policy pursuant to which all Related Party Transactions shall be subject to approval or ratification in accordance with the procedures set forth in this policy.

For purposes of this policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, or any successor provision, as then in effect.

PROCEDURES

Audit Committee Approval

The Audit Committee of the Board of Directors of the Company (the “Committee”) shall review the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the Related Party Transaction. Any Related Party Transaction shall be consummated and shall continue only if the Committee has approved or ratified such transaction in accordance with the guidelines set forth in this Policy. If advance Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Committee subject to ratification of the transaction by the Committee at the Committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall take all reasonable efforts to cancel or annul such transaction.

Management shall present to the Committee each proposed Related Party Transaction, including all relevant facts and circumstances relating thereto, and shall update the Committee as to any material changes to any approved or ratified Related Party Transaction.

No director may participate in the approval of a Related Party Transaction for which he or she is a related party.

Disclosure

All Related Party Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations. Furthermore, any material Related Party Transaction shall be disclosed to the full Board of Directors.

Other Agreements

Management shall assure that all Related Party Transactions are not in violation of and are approved in accordance with any requirements of the Company’s financing or other material agreements.

Interpretation

This Policy is intended to comply with Item 404 of Regulation S-K. Notwithstanding anything herein to the contrary, this Policy shall be interpreted only in such a manner as to comply with Item 404 of Regulation S-K.

B-1

ANNUAL MEETING OF STOCKHOLDERS OF

EXTRA SPACE STORAGE INC.

May 23, 2007

Please sign, date, and mail
your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. The election of seven members of the Board of Directors:			2. Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: Kenneth M. Woolley, Chairman of the Board
Anthony Fanticola, Director
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Hugh W. Horne, Director Spencer F. Kirk, Director Joseph D. Margolis, Director Roger B. Porter, Director K. Fred Skousen, Director

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

EXTRA SPACE STORAGE INC.

2795 East Cottonwood Parkway, Suite 400
Salt Lake City, UT 84121

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the accompanying statement, and hereby appoints Kenneth M. Woolley and Charles L. Allen as proxies, each with full power of substitution, to represent and vote all shares of common stock of Extra Space Storage Inc. held of record by the undersigned on March 30, 2007, at the annual meeting of stockholders to be held at the Grand America Hotel located at 555 South Main Street, Salt Lake City, UT 84111, on May 23, 2007 at 11:00 a.m. local time, or any adjournments or postponements thereof.

The shares represented by this proxy will be voted as instructed by the stockholder. If no instructions are specified, the shares will be voted in accordance with the recommendations of the board of directors. If any other business is properly presented at the annual meeting, or any adjournments or postponements thereof, this proxy will confer discretionary authority on the individuals named as proxies to vote the shares in accordance with their discretion.

(Continued and to be signed on the reverse side.)